Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    33-0266015
(State or other jurisdiction of             (I.R.S. Employer identification No.)
 incorporation or organization)

            40-004 COOK STREET
         PALM DESERT, CALIFORNIA                        92211
(Address of principal executive offices)              (Zip Code)

                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            DAMIAN C. GEORGINO, ESQ.
              EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                     (Name and address of agent for service)

                                 (760) 340-0098
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                     PROPOSED      PROPOSED
     TITLE OF                        MAXIMUM        MAXIMUM          AMOUNT OF
    SECURITIES       AMOUNT TO     OFFERING PRICE  AGGREGATE        REGISTRATION
 TO BE REGISTERED  BE REGISTERED     PER SHARE    OFFERING PRICE        FEE
--------------------------------------------------------------------------------
Common Stock, par    3,000,000     $21.69(1)      $65,070,000       $18,089.46
value $.01 per
share
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of United States Filter Corporation on November 9, 1998 as reported on the New York Stock Exchange Composite Tape.

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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (as amended by Form 10-Q/A dated November 9, 1998); (iii) the Company's Current Reports on Form 8-K dated December 9, 1997, January 16, 1998, May 12, 1998, May 19, 1998, June
15, 1998, August 14, 1998, November 9, 1998 and November 10, 1998, and the Company's Current Reports on Form 8-K/A dated February 6, 1998 and March 4, 1998 (amending the Current Report on Form 8-K dated December 9, 1997), February 6, 1998, March 4, 1998, May 12, 1998 and May 14, 1998 (amending the Current Report on Form 8-K dated January 16, 1998), May 14, 1998 (amending the Current Report on Form 8-K dated May 12, 1998), August 17, 1998 (amending the Current Report on Form 8-K dated August 14, 1998) and September 18, 1998 (amending the Current Report on Form 8-K dated June 15, 1998); and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 1998 Stock Incentive Plan meeting the requirements of
Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

ITEM 4.  DESCRIPTION OF SECURITIES.

      The Common Stock to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law


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

of the State of Delaware,  the state of incorporation of the Company.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      None.

ITEM 8.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.           DESCRIPTION
-----------           -----------
4.1                   Restated   Certificate  of   Incorporation,   as  amended
                      (incorporated   by  reference  to  Exhibit  3.01  to  the
                      Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-10728)).

4.2                   Restated Bylaws (incorporated by reference to Exhibit
                      3.3 to the Company's Registration Statement on Form S-1 (No. 33-41089)).




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




EXHIBIT NO.           DESCRIPTION
-----------           -----------
5.1                   Opinion  of  Kirkpatrick  &  Lockhart  LLP  regarding  the legality of the securities registered hereunder.

23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

23.2                  Consent of KPMG Peat Marwick LLP.

23.3                  Consent of Ernst & Young LLP.


23.4                  Consent of PricewaterhouseCoopers.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

      (a)  The Company hereby undertakes:

      (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities


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

being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 12th day of November, 1998.

                                    UNITED STATES FILTER CORPORATION


                                    By: /s/ RICHARD J. HECKMANN
                                        ----------------------------------------
                                        Richard J. Heckmann
                                        Chairman of the Board, Chief Executive
                                        Officer and President

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

            SIGNATURE                        TITLE                   DATE
            ---------                        -----                   ----

    /s/ RICHARD J. HECKMANN         Chairman of the Board,     November 12, 1998
----------------------------------  Chief Executive Officer
       Richard J. Heckmann          and President and a
                                    Director

    /s/ KEVIN L. SPENCE             Executive Vice President   November 12, 1998
----------------------------------  and Chief Financial
       Kevin L. Spence              Officer (Principal
                                    Accounting Officer)

    /s/ NICHOLAS C. MEMMO           President and Chief        November 12, 1998
----------------------------------  Operating Office - North
       Nicholas C. Memmo            American Process Water
                                    Group and a Director



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




            SIGNATURE                        TITLE                   DATE
            ---------                        -----                   ----

    /s/ ANDREW D.SEIDEL             President and Chief        November 12, 1998
----------------------------------  Operating Officer - North
       Andrew D. Seidel             American Wastewater Group
                                    and a Director

    /s/ JAMES E. CLARK              Director                   November 12, 1998
----------------------------------
       James E. Clark

    /s/ JOHN L. DIEDERICH           Director                   November 12, 1998
----------------------------------
       John L. Diederich


    /s/ ROBERT S. HILLAS            Director                   November 12, 1998
----------------------------------
       Robert S. Hillas

    /s/ ARTHUR B. LAFFER            Director                   November 12, 1998
----------------------------------
       Arthur B. Laffer

    /s/ ARDON E. MOORE              Director                   November 12, 1998
----------------------------------
       Ardon E. Moore

    /s/ ALFRED E. OSBORNE, JR.      Director                   November 12, 1998
---------------------------------
       Alfred E. Osborne, Jr.

    /s/ J. DANFORTH QUAYLE          Director                   November 12, 1998
---------------------------------
       J. Danforth Quayle

    /s/ C. HOWARD WILKINS, JR.      Director                   November 12, 1998
---------------------------------
       C. Howard Wilkins, Jr.



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




                                  EXHIBIT INDEX


EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
    4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No.
             1-10728)).
    4.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (No. 33-41089)).
    5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the securities registered hereunder.
    23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).
    23.2     Consent of KPMG Peat Marwick LLP.
    23.3     Consent of Ernst & Young LLP.
    23.4     Consent of PricewaterhouseCoopers.
    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



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